EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 23, 1996 and to all references to our Firm included in or made a part of this registration statement.



                                                     HOLTZ RUBENSTEIN & CO., LLP




Melville, New York
September 24, 1999